  As filed with the Securities and Exchange Commission on June 27, 2000
                                                         Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          ROBOTIC VISION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                                           11-2400145
              DELAWARE                                    (I.R.S. Employer
(State of incorporation or organization)                 Identification Number)


                                 5 SHAWMUT ROAD
                           CANTON, MASSACHUSETTS 02021
              (Address of registrant's principal executive offices)

                            ----------------------

                  ROBOTIC VISION SYSTEMS, INC. 1996 STOCK PLAN
                              (Full title of plan)

                                  PAT V. COSTA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          ROBOTIC VISION SYSTEMS, INC.
                                 5 SHAWMUT ROAD
                           CANTON, MASSACHUSETTS 02021
                                 (781) 302-2439
            (Name, address and telephone number of agent for service)

                                 WITH A COPY TO:

                              IRA I. ROXLAND, ESQ.
                 COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.
                                800 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 688-7000
                               FAX: (212) 755-2839

                             ----------------------

                          CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              Proposed
                                                               Maximum          Proposed Maximum         Amount of
  Title of Securities                   Amount to           Offering Price     Aggregate Offering       Registration
   to be Registered                   be Registered          Per Share (1)            Price                  Fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value per share.............      3,000,000 shares (2)       $  17.0625          $  51,187,500         $ 13,513.50
====================================================================================================================

(1) Estimated pursuant to Rule 457(h)(l) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

(2) Such shares are in addition to 1,000,000 shares of common stock previously registered with respect to the 1996 Stock Plan (Registration No. 333-03139) and 500,000 shares of common stock previously registered with respect to the 1996 Stock Plan (Registration No. 333-26149).

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Robotic Vision Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (Registration No. 0-8623) are incorporated herein by reference and made a part hereof:

        (a) Registrant's Annual Report on Form 10-K and 10-K/A for the year ended September 30, 1999;

        (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

        (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

        (c) Registrant's Registration Statement on Form 8-A and Current Report on Form 8-K, containing a description of Registrant's common stock, par value $.01 per share (the "Common Stock").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Except as set forth in this Item 6, there is no statute, charter provision, by-law, contract of other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         Article SIXTH of the Restated Certificate of Incorporation of the Registrant provides that Registrant shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto.

         Section 145 of the DGCL grants the Registrant the power to indemnify existing and former directors, officers, employees and agents of the Registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the Registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable


ITEM 8.  EXHIBITS.

         4      Robotic Vision Systems, Inc. 1996 Stock Plan*

         5      Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.

         23(a)  Consent of Deloitte & Touche LLP

         23(b) Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (reference is made to Exhibit 5 herein)

          ----------

          * Filed as an exhibit to Registrant's registration statement on Form S-8 (File No. 333-03139) and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

        (a)      The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.


        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on the day of June 26, 2000.

                          ROBOTIC VISION SYSTEMS, INC.

                          By: /s/ Pat V. Costa
                              --------------------------------------
                              Pat V. Costa
                              Chairman, President and
                              Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.




           SIGNATURE                                                TITLE                                     DATE
           ---------                                                -----                                     ----

/s/ Pat V. Costa                                 Chairman, President and Chief Executive Officer           June 26, 2000
-----------------------------------              (Principal Executive Officer)
Pat V. Costa


/s/ Frank D. Edwards                             Chief Financial Officer and Treasurer                     June 26, 2000
-----------------------------------              (Principal Financial and Accounting Officer)
Frank D. Edwards


/s/ Howard Stern                                 Director                                                  June 26, 2000
-----------------------------------
    Howard Stern

/s/ Frank DiPietro                               Director                                                  June 26, 2000
-----------------------------------
Frank DiPietro



/s/ Jay M. Haft                                  Director                                                  June 26, 2000
-----------------------------------
Jay M. Haft


/s/ Tomas Kohn                                   Director                                                  June 26, 2000
-----------------------------------
Tomas Kohn


/s/ Donald J. Kramer                             Director                                                   June 26, 2000
-----------------------------------
Donald J. Kramer


/s/ Mark J. Lerner                               Director                                                   June 26, 2000
-----------------------------------
Mark J. Lerner


/s/ Robert H. Walker                             Director                                                   June 26, 2000
-----------------------------------
Robert H. Walker
